Master Independent Sales Organization (MISO)

Merchant Account Sales Agreement

THIS IS AN AGREEMENT made and entered into on the date accepted by PinPay as indicated with the signature on the Agreement signature page, between PinPay Inc., a corporation duly organized and existing under the laws of the State of California, USA, and assigns, and having principal offices at 18700 Main Street, Suite 204A, Huntington Beach, CA 92648; and operating through such business and through its affiliates and assigns, including but not limited to PinPay Data Services Inc., (hereinafter ìPinPayî), also known as ìwe,î or ìus,î and the individual, entity, business, company or organization named in and agreed to on the signature page, having offices at the location and country identified in the signature page, and acting as a Master Independent Sales Organization: and operating by and through its affiliates, agents, assigns and independent sales organizations (hereinafter known as ìMISOî), also known as ìyou.î

RECITALS

WHEREAS, MISO engages, or desires to engage in the business of marketing PinPay Merchant Account services to merchants and entities that accept or desire to accept electronic as payment for goods and services or for assisting customers in performing electronic funds transfers;

WHEREAS, PinPay wishes to expand its market share in the payment and money transfer business by retaining MISO to assist in marketing its merchant accounts; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of
which are hereby acknowledged, the parties agree as follows:

OBLIGATIONS AND TERMS

SECTION ONE
Marketing and Selling PinPay Services

1.01. Appointment. Subject to the terms and conditions of this Agreement, PinPay hereby appoints MISO as a non-exclusive reseller of the PinPay services. In connection with such appointment, PinPay grants MISO a non-exclusive and non-transferable right to promote, market and solicit orders for the PinPay services from entities desiring to utilize the PinPay services (herein after ìMerchantsî). MISO shall identify prospective Merchants that meet PinPayís criteria as set forth in this Agreement and

its rules, policies and procedures. MISO will obtain all information and documentation required by PinPay. MISO shall promptly provide to PinPay and maintain current the address of its main operating office.

1.02. Approval of Merchants. MISO acknowledges that all Merchants are to be approved
by PinPay and its vendors in their sole discretion and Merchants will be able to utilize the PinPay services effective only upon such approval. Therefore, MISO will not make any promise to or create any impression with a prospective Merchant that it will be approved prior to review and approval. Further, MISO acknowledges that all aspects of the PinPay services are subject to the management by, and approval of, PinPay and its vendors and MISO shall make no representations to the contrary.

1.03. Merchant Account Agreement. Merchants will be presented by PinPay or MISO with an online or written application and/or agreement that will govern the relationship between the Merchants, PinPay and its vendors in regard to PinPay services (ìPinPay Merchant Account Agreementî). MISO shall use only that form of the current Merchant Account Agreement that has been approved and supplied by PinPay.

MISO shall not make any changes or modifications to any PinPay Merchant Account Agreement without the prior written consent of PinPay. PinPay reserves the right to amend or change in any manner the agreements between Merchants, PinPay and its vendors, utilized by MISO in the marketing of PinPay services, including changes to any and all fees due from Merchants.

1.04. Acceptable Merchants. MISO shall market the PinPay services only to bona fide and lawful merchants and in accordance with PinPayís and its vendors' rules, policies, procedures and standards, MISO Rules, and this Agreement. Further, MISO shall promptly notify PinPay in writing of any adverse information that MISO receives relating to a Merchant, including information regarding a Merchant's financial condition or any other information relating to Merchant that would have a material effect on Merchant's ability to conform to the terms of its Merchant Account Agreement.

1.05. Independent Contractors. The relationship of PinPay and MISO is that of an independent contractor. Neither the MISO, nor MISO Team Members, are agents, employees, partners or joint ventures partners of PinPay, nor do they have any authority to bind PinPay by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise.

1.06. Compliance With Laws and Supportive Materials. MISO agrees to comply with the policies, procedures, rules and regulations of the PinPay and all

other directives and compliance guidance, as they may exist or be amended from time to time, and the rules and regulations of any debit network or federal or state department or agency having jurisdiction over the activities of PinPay or MISO (commonly known as the ìMISO Rulesî). In the event of any inconsistency between any provision of this Agreement and the MISO Rules, the MISO Rules shall govern. MISO hereby agrees to accept and abide by any amendments and revisions to the MISO Rules. In addition to the MISO rules, MISO will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to PinPay and its marketing of PinPay services. MISO shall use only those marketing and promotional materials that comply with the MISO Rules and all localized national, country, federal, providence, territory, state, local regulations and any other applicable laws or regulations.

1.07. MISO Covenants. MISO will: (i) conduct business in a manner that reflects favorably at all times on the PinPay services and the good name, good will and reputation of PinPay; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to PinPay, the PinPay services or the public; (iii) make no false or misleading representations with regard to PinPay; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to PinPay; (v) promote proper use of PinPay services, and (v) make no representation, warranties or guarantees to potential Merchants with respect to the specifications, features or capabilities of the PinPay that are inconsistent with the facts, information or literature distributed by PinPay.

1.08. Brand Restrictions. MISO has no right or authority to market the PinPay services under MISOís own company name or brand, or any other non-PinPay brand or name. Prior to commencement of the employment, by MISO of any party or entity, MISO shall ensure that any MISO Team Member hired or employed, in any way by MISO, to perform any marketing or sales of PinPay for MISO, shall execute written documents defining the relationship between the MISO and MISO Team Member, including compensation, and insuring the hired party complies with all PinPayís MISO Rules, and the respective terms and conditions of this Agreement

1.09. Use of the Marks. MISO may use the trademarks and service marks of PinPay (ìthe ìMarksî) only in promoting PinPay in conformance with the MISO Rules and subject to the sole discretion and approval of PinPay. Upon termination of this Agreement, MISO agrees that it shall no longer use the Marks or anything similar. Notwithstanding anything to the contrary, nothing stated herein shall be construed as granting MISO any right, title or interest in or to the Marks or the goodwill associated therewith, and MISO acknowledges that it will not, at any time, during or subsequent to

the term of this Agreement, do or cause to be done, any act or thing contesting or in any way impairing or intending to impair any part of the right, title and interest and the goodwill represented by the Marks or impugn in any fashion the reputation of PinPay or attack the validity of the Marks.

1.10. Claim of Rights. MISO shall have no rights nor maintain any rights to the actions or performance of any individual, entity or independent sales organization (ISO) unless established by a written agreement signed by the MISO and the party. A MISO without such a signed written agreement, will have no right or claims for compensation or any other remedy against another MISO, PinPay or any individual or entity for actions performed with or for PinPay or for any matter or subject.

1.11. Conflicting Contracts or Relationships. A MISO or MISO applicant shall not have or maintain any rights to own or hold the benefits of an MISO agreement if the MISO or applicant has existing agreements with a PinPay MISO, or a relationship with any party who, in the sole discretion of PinPay, creates a competitive risk or brand disparagement. Actual or potential conflict may be waived by written agreement between the impacted parties.

1.12. SoftCard Account. MISO shall hold and utilize a PinPay SoftCard account for all MISO compensation payment transactions associated with this MISO agreement. Failure to maintain an active SoftCard account can result in possible termination of this agreement without compensation or recourse. All terms and conditions of the current SoftCard agreement shall apply to the MISOís SoftCard account.

1.13. MISO Rules. MISO shall conform to, apply and comply with the PinPay issued MISO rules, regulations, policies, procedures, and directives, including the ìMISO Rules- Website and Internet Operating Rules and Disclosures,î and which may change from time to time, all of which are know as the ìPinPay MISO Rules.î

SECTION TWO
The PinPay Network and Service

2.01. Non-Exclusive MISO Services. Subject to compliance with this Agreement, during the term of this Agreement, MISO is allowed to solicit Merchants for other payment services and merchant-acquiring programs without restrictions by PinPay.

2.02. Ownership of Merchant Agreements and the Merchant Program. MISO acknowledges and agrees that it is not a vendor and it will have no equity interest, ownership, or other rights in any Merchant Account Agreement or

in PinPay or any PinPay services provided except as set forth on Schedule ìA,î the ìMISO Service Fee Schedule,î which is incorporated herein by reference.

Further, MISO acknowledges and agrees that all Merchant Account Agreements, Merchant records, documentation, and the information collected, obtained, contained or held by PinPay are the property of and are owned by the PinPay and/or its vendors.

2.03. Ownership of SoftCard Agreements and the SoftCard Program. MISO acknowledges and agrees that it is not a vendor and it will have no equity interest, ownership, or other rights in any SoftCard Agreement, or in PinPay, or any PinPay SoftCard services provided.

Further, MISO acknowledges and agrees that all SoftCard account holders, SoftCard Account Agreements, SoftCard records, documentation, and the information collected, obtained, contained or held by PinPay are the property of, and are owned by, PinPay and/or its vendors.

2.04. Ownership and Rights in Other Activities. MISO acknowledges and agrees that it will have no equity interest, ownership, right to other compensation, or other rights in any Marketing, Promotions, Advertising, Mall Participation and Operations, Rewards Programs, Email Services, Other Agreements, PinPay Programs and Agreements, other activities, or in PinPay or any PinPay SoftCard services provided.

Further, MISO acknowledges and agrees that MISO is not a vendor, all participating parties in such agreements or programs and all of their records, documentation, and the information collected, obtained, contained or held by PinPay are the property of and are owned by the PinPay and/or its vendors.

SECTION THREE
Payment of Compensation

3.01. MISO Compensation. During any period of time in which this Agreement remains in full force and effect, compensation to MISO will be paid as set forth in the attached Schedule A (ìMISO Service Fee Scheduleî), which is by reference made a part of this Agreement. The compensation plan set forth in Schedule A shall be held in strict confidence by MISO. PinPay may amend Schedule A to reflect changes in costs associated with PinPay operations. It is further understood and agreed that MISO shall bear no liability to PinPay for the value of any merchant chargebacks, except to the extent that any such merchant chargebacks are charged by PinPayís vendors or are either directly or indirectly related or attributable to the fraudulent or grossly negligent conduct of MISO or any of its MISO Team Members, employees,

agents, affiliates, representatives, or nominees.

MISO authorizes PinPay to deposit earned compensation funds, in U.S. Dollars, directly into MISOís SoftCard account at PinPay, and PinPay will automatically deduct all amounts for MISOís obligations under this Agreement. PinPay shall only have to compensate MISO the amounts due under this Agreement if PinPay is paid by its merchants and respective vendors. If PinPay is not paid any amounts dues by its merchants and vendors, it has no duty or obligation to pay any corresponding compensation to MISO.

Subject to the terms of this Agreement, PinPay will provide payment of compensation earned by MISO soon after the completion of each transaction from which MISO is owed compensation. The timing and sharing by MISO of such compensation with MISO Team Members shall be reasonable, established by, and distribution performed by, the MISO, without liability to PinPay.

MISO shall have 30 days from the receipt of any compensation or residuals to notify PinPay of any errors in payment of compensation or residuals. If MISO does not notify PinPay within the 30 day time period, MISO shall be deemed to have accepted, without question, such residual or compensation payment and may not, thereafter contest the amount it was paid or seek reimbursement for any discrepancies. Upon receipt of a discrepancy notice, PinPay shall review and respond within 30 days.

3.02. Offset Rights, Security Interests. PinPay shall have the right of offset against any funds credited to, or owing from PinPay to MISO, for any obligation of MISO to PinPay, including, without limitation, obligations of MISO under this Agreement. This right of offset may be exercised by PinPay at any time and without notice to MISO whether or not the obligations of MISO to PinPay are then due. If PinPay is charged for back amounts previously funded by any leasing or finance service company, MISO agrees that MISO is solely responsible for repayment in full of any amounts of compensations paid by PinPay which relate to the charged back funds or any other supplier and any penalties. If the Merchant does not pay to PinPay any fees, costs or compensation due to PinPay, whereby PinPay has paid to MISO compensation associated with the unpaid balance due, MISO shall be liable for repayment to PinPay of all associated compensation previously paid to MISO.

Other than a dispute resolution between PinPay and MISO, the terms for resolution of which are addressed by this Agreement, MISO agrees to pay, and PinPay has the right to collect from the MISOís SoftCard account or any other source, all PinPay costs, fees and expenses, as solely established by PinPay, associated with any dispute resolution activities into which PinPay is a participant, and to which the source of PinPayís participation is directly or indirectly a result of the relationship of PinPay with the

MISO, including but not limited to compensation disputes between the MISO and one or more MISO Team Members or MISOís vendors or suppliers. This obligation is valid irrespective of whether the underlying dispute has, or had, merit and irrespective of who was held liable for the issue which is or was in dispute.

SECTION FOUR
Term of Performance and Terminations

4.01. Term. The initial term of this Agreement shall be for a period of one (1) year,
commencing on the date first set forth below. This Agreement shall thereafter be automatically renewed for additional terms of one (1) year each unless either party notifies the other no later than thirty (30) days prior to the end of the current term that it does not wish to renew this Agreement.

4.02. Default. Either party shall have the right to terminate this Agreement at any time
if: (a) the other party breaches any of the provisions of this Agreement and fails to cure
such breach within thirty (30) days of its receipt of written notice thereof from the non-breaching party; or (b) the other party (i) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (ii) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or assignment or composition for the benefit of creditors.

4.03. Failure to Comply with MISO Rules. PinPay may immediately terminate this Agreement for any material default knowingly or intentionally caused by MISO with respect to its obligations to comply with PinPayís MISO Rules if PinPay reasonably determines that the default is of such a serious nature that an opportunity to cure such default is not practical or warranted. PinPay may, at its sole discretion, effect such termination upon delivery of written notice to MISO without regard to any provisions for cure of default.

4.04. Regulatory Compliance or Demand. If any credit card, debit card, ATM or other money payment loading, deposit, fund withdrawal or transfer network; or any international, country, region, federal, state, city or other type of regulatory agency having jurisdiction over the subject matter of this Agreement makes a demand that either PinPay or any of its MISOís, or vendors discontinue or substantially modify any of the PinPay operations or services, either party in its sole discretion may terminate this Agreement upon written notice to the other, in which case neither party shall be deemed to be in default by reason of such termination.

4.05. Termination by PinPay. PinPay may cancel this Agreement for any reason, or no
reason at all, by providing MISO with seven (7) days notice.

4.06. Compensation to MISO Following Termination. Unless this Agreement is terminated for the reasons as set forth in Sections 4.02, 4.03, 4.04 or 4.06, PinPay agrees to make payments to MISO as set forth in this Agreement for any Merchant obtained by PinPay through MISO's performance of this Agreement for any period of time during which such Merchant continues to generate revenue to PinPay. PinPay shall have no further obligation to make any payments to MISO under this Agreement once MISOís monthly payment falls below one hundred USD ($100.00) for two consecutive calendar months.

4.07. Termination of Compensation. If this Agreement is terminated by PinPay under
sections 4.02, 4.03, 4.04, 4.06 or MISO breaches this Agreement or any of the representations or warranties herein, PinPay shall have no further obligations for payment of any compensation to MISO under this Agreement.

SECTION FIVE
Commitments and Obligations

5.01. Confidential Information. The parties acknowledge that in the performance of
their duties hereunder either party may communicate to the other (or its designees) certain confidential and proprietary information, including without limitation information concerning the PinPay services and the know-how, technology, techniques, or business or marketing plans related thereto (collectively, the "Confidential Information") all of which are confidential and proprietary to, and trade secrets of, the disclosing party.

Confidential Information does not include information that: (i) is public knowledge at the time of disclosure by the disclosing party; (ii) becomes public knowledge or known to the receiving party after disclosure by the disclosing party other than by breach of the receiving party's obligations under this section or by breach of a third party's confidentiality obligations; (iii) was known by the receiving party prior to disclosure by the disclosing party other than by breach of a third party's confidentiality obligations; or (iv) is independently developed by the receiving party. As a condition to the receipt of the Confidential Information from the disclosing party, the receiving party shall: (i) not disclose in any manner, directly or indirectly, to any third party any portion of the disclosing party's Confidential Information; (ii) not use the disclosing party's Confidential Information in any fashion except to

perform its duties hereunder or with the disclosing party's express prior written consent; (iii) disclose the disclosing party's Confidential Information, in whole or in part, only to employees and agents who need to have access thereto for the receiving party's internal business purposes; (iv) take all necessary steps to ensure that its employees and agents are informed of and comply with the confidentiality restrictions contained in this Agreement; and (v) take all
necessary precautions to protect and secure the confidentiality of the Confidential Information received hereunder and exercise at least the same degree of care in safeguarding the Confidential Information as it would with its own confidential information, and in no event shall apply less than a reasonable standard of care to prevent disclosure.

The receiving party shall promptly notify the disclosing party of any unauthorized disclosure or use of the Confidential Information. The receiving party shall cooperate and assist the disclosing party in preventing and remedying any such unauthorized use or disclosure.

5.02. Indemnification. Each party agrees to indemnify, defend, and hold harmless the
other party, its affiliates, subsidiaries, vendors, employees, members, directors, managers, officers or agents from and against any loss, liability, damage, penalty or expense (including attorneys' fees, expert witness fees and cost of defense) they may suffer or incur as a result of (i) any failure by the party or any employee, agent or affiliate of the party to comply with the terms of this Agreement; (ii) any warranty or representation made by the party being false or misleading; (iii) any representation
or warranty made by the party or any employee or agent of the party to any third person other than as specifically authorized by this Agreement, (iv) the manner or method in which the party performs its services pursuant to this Agreement, (v) negligence of the party or its subcontractors, agents or employees, or (vi) any alleged or actual violations by the party or its subcontractors, employees or agents of any governmental laws, regulations or rules.

5.03. Disclaimer of All Warranties. THE PINPAY SERVICES ARE PROVIDED "AS IS"
WITHOUT ANY WARRANTY WHATSOEVER. PINPAY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, TO INDEPENDENT CONTRACTOR AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY PINPAY OR ITS EMPLOYEES OR REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY
INCREASE THE SCOPE OF PINPAY OBLIGATIONS.

5.04. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, RELIANCE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PINPAY SERVICES, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER BASED ON BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHER CAUSE OF ACTION (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF DATA, GOODWILL, PROFITS, INVESTMENTS, USE OF MONEY, OR USE OF FACILITIES; INTERRUPTION IN USE OR AVAILABILITY OF DATA; STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS; OR LABOR CLAIMS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.05. Taxes. MISO shall pay, indemnify and hold PinPay harmless from (i) any sales, use, excise, import or export, value-added, or similar tax or duty, and any other tax or duty not based on PinPayís income, and (ii) all government permit fees, customs fees and similar fees which PinPay may incur with respect to this Agreement. Such taxes, fees and duties paid by MISO shall not be considered a part of, a deduction from, or an offset against, payments due to PinPay hereunder.

5.06. Warrants. MISO represents and warrants to PinPay as follows:

(a) MISO has the full power and authority to execute, deliver and perform this Agreement. This Agreement is valid, binding and enforceable against MISO in accordance with its terms and no provision requiring MISO's performance is in conflict with MISO's obligations under any charter or any other agreement (of whatever form or subject) to which MISO is a party or by which it is bound.

(b) MISO has read this Agreement, had an opportunity to consult with your own legal advisors if you so desired, and agrees to all its terms and conditions. You understand that we and other PinPay MISOs, may at any time, directly or indirectly, solicit customers on terms that may differ from those contained in this Agreement or operate Web sites that are similar to or competitive with your Web site(s). You have independently evaluated the desirability of participating in PinPayís MISO merchant account sales program and are not relying on any representation, guarantee, or statement other than as set forth in this Agreement.

(c) If other than a sole proprietorship, MISO is duly organized, authorized and is and will remain in good standing under the laws of the country, state or jurisdiction of its organization and is duly authorized to do business in all other jurisdiction in which MISO's business make such authorization necessary or are required.

(d) Except as otherwise disclosed in writing by MISO to PinPay, on or

before the
effectiveness of this Agreement, neither MISO nor any principal of the MISO has been subject to any (i) criminal conviction (excluding traffic misdemeanors or other petty offenses); (ii) bankruptcy filings; (iii) Internal Revenue Service liens; (iv) federal, providence territory, state or other jurisdictional regulatory administrative or enforcement proceedings; (v) restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices; or (vi) notice of or conviction of a regulatory rule, policy or procedure of the U.S. Treasury, FinCEN, the U.S. Security and Exchange Commission, (SEC) the U.S. Federal Trade Commission, (FTC), the U.S. Homeland Security or other anti-money laundering regulatory agency, in any country or jurisdiction.

5.07. Audit Rights. PINPAY shall have the right, at its sole cost and expense, to have both an independent certified public accountant, and any FinCEN compliance audit team and parties representing FinCEN, or any regulatory agency conduct, during normal business hours and upon reasonable notice, an audit of the appropriate records of MISO.

5.08. Non-Solicitation of Merchants. Within PinPayís worldwide operational territory, without PinPayís prior written consent (which consent may be withheld in PinPayís sole and absolute discretion), MISO shall not knowingly cause or permit any of their employees, agents, principals, affiliates, subsidiaries or any other person or entity (i) to solicit or otherwise cause any Merchant that has been accepted by PinPay or its vendors, to terminate its participation in any of the PinPay services; or (ii) to solicit or market services to any Merchant that is already directly or indirectly provided by PinPay, whether or not such are provided under the terms of this Agreement. This Section shall apply during the term of this Agreement and for five (5) years after any termination, cancellation or expiration of this Agreement. MISO will remain responsible for any and all resulting damages from such prohibited solicitation.

5.09. Non-Solicitation and Business Interference. Within PinPayís worldwide operational territory:

(a) During the period this Agreement is in effect and for the five (5) year period immediately following termination of this Agreement, MISO shall not directly or
indirectly through another entity (i) induce or attempt to induce any employee of, or consultant to, PinPay or its affiliates and subsidiaries to leave the employ of, or consultancy to, PinPay or its affiliates and subsidiaries, or in any way interfere with the relationship between PinPay or its affiliates and subsidiaries and any employee or consultant thereof, (ii) hire any person who was an employee of, or consultant to, PinPay or its affiliates and subsidiaries at any time during the twelve-month period

immediately prior to the date on which such hiring would take place without the written consent of an authorized PinPay officer (it being conclusively presumed by the parties so as to avoid any disputes under this Section that any such hiring within such twelve-month period is in violation of clause (i) above); (iii) call on, solicit or service any customer, referral partner, affiliate, agent, supplier, licensee, licensor, consultant, contractor, Shareholders or other business relation of PinPay or its respective affiliates and subsidiaries in order to induce or attempt to induce such person to cease doing business with PinPay or its affiliates and subsidiaries, or in any way interfere with the relationship between any such customer, referral partner, affiliate, agent, supplier, licensee, licensor, consultant, contractor or other business relation and PinPay or its affiliates and subsidiaries (including, without limitation, making any negative statements or communications about PinPay or its subsidiaries); or (iv) call on, solicit, or take away or attempt to call on, solicit, or take away any of PinPayís customers, referral partners, affiliates, agents and vendors on whom MISO called or with whom MISO became acquainted during its contractual relationship with PinPay, either on its behalf or that of other person, firm, or corporation.

(b) If, at the time of enforcement of the covenants contained in Sections 5.08 and 5.09 (a), known as the ìProtective Covenants,î a court of proper jurisdiction shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the Protective Covenants to cover the maximum duration, scope and area permitted by law. MISO agrees that the Protective Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of PinPayís businesses and agrees not to challenge the validity or enforceability of the Protective Covenants.

SECTION SIX
General Provisions

6.01. Severability. If any provision of this Agreement is held by a court of competent
jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision or provisions.

6.02. Drafting. No provision of this Agreement shall be construed against any party merely because that party or counsel drafted or revised the

provision in question. All parties have been advised and have had an opportunity to consult with legal counsel of their choosing regarding the force and effect of the terms set forth herein. This Agreement shall be deemed to be jointly prepared by the parties and therefore any ambiguity or uncertainty shall be interpreted accordingly.

6.03 Waiver. No term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute consent to, waiver of, or excuse for any different or subsequent breach.

6.04. Assignment. Neither party shall assign, delegate, subcontract, license, franchise,
or in any manner attempt to extend to any third party any right or obligation under this
Agreement except as otherwise permitted herein without the prior written consent of the other party; provided, however, PinPay may assign this Agreement and its rights hereunder to a purchaser of all or substantially all of its assets or equity, or to any or multiple affiliates, subsidiaries or joint venture partners. Notwithstanding any other provisions in this Agreement, MISO, if an individual, upon the occurrence of his/her death may pass on his/her rights to residuals under this Agreement by will, trust or any other method to anyone she/he chooses in his/her sole and absolute discretion.

Notwithstanding any other provisions in this Agreement, MISO may assign or sell its rights to its existing and potential compensation under this Agreement to a third party; provided however, PinPay shall first have the right to purchase such compensation rights from MISO. In the event MISO seeks to sell its right to compensation to a third party, it shall in writing provide to a perspective buyer all risks of reduction and termination of future compensation, it shall provide PINPAY with written notice of the material terms of the third party offer, and PinPay shall have 30 days within which to notify MISO if it will match said third party offer. If PinPay elects to match the third party offer, MISO shall sell its rights to compensation to PinPay. In the event PinPay does not elect to exercise this right of first refusal, MISO may sell MISO's compensation to the third party or offer on the same terms and conditions as set forth in the written notice to PinPay.

6.05. Amendments. Except as otherwise provided in this Agreement, no provision of
this Agreement may be amended, modified or waived except by a written agreement signed by both parties. PinPay may change this Agreement,

without MISO concurrence, by modification of the MSIO rules and amendment and/or revision of this Agreement with 14 days notice delivered by publication and/or posting on any of the official PinPay websites.

6.06. Notices. All notices and other communications required or permitted under this
Agreement shall be in writing and given by personal delivery, courier delivery with signed receipt of delivery, email or fax copy with confirmed delivery, sent to the addresses set forth herein or as amended by the parties and provided to the other party in writing or by change of address in the business or personal information form section of the MISO SoftCard account.

6.07. Section Headings. The section headings contained in this Agreement are for
convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

6.08. Counterparts/Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute one and the same instrument. The signatures to this Agreement may be evidenced by facsimile or electronic copies reflecting the partyís signature hereto, and any such facsimile or electronic copy shall be sufficient to evidence the signature of such party as if it were an original signature.

6.09. Entire Agreement; Binding Effect. This Agreement, including by reference all schedules, exhibits and attachments thereto, sets forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior PinPay MISO Agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, partner, employee or representative of any party hereto. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer, or shall be deemed to confer, upon any persons or entities not parties to this Agreement, any rights or remedies under or by reason of this Agreement.

Each party represents it is duly authorized to execute this Agreement and it has the full power and authority to enter into this Agreement and convey the rights conveyed herein. Each party further represents that it has not entered into, nor will it enter into, any agreements that would conflict with its obligations hereunder or render it incapable of satisfactorily performing hereunder.

6.10. Dispute Resolution. All disputes arising under or in connection with the
Agreement will initially be referred to the senior executives of each party. The senior executives will use their best efforts to resolve the dispute informally and amicably. If, after negotiating for 30 days (or for some longer period if the parties agree), no resolution of the dispute is reached by the senior executives, the parties will submit the dispute to binding arbitration in Orange County, California, pursuant to the Commercial Arbitration Rules of the American Arbitration Association (ìAAAî) and the procedures set forth in Section 6.11.

6.11. Arbitration. All disputes that cannot be resolved pursuant to the internal issue resolution process identified above will be submitted to and settled by final and binding arbitration. The arbitration will take place in Orange County, California, and will apply the governing law of this Agreement. The final and binding arbitration will be performed by a panel of three arbitrators in accordance with and subject to the Commercial Arbitration Rules of the AAA then in effect. Following notice of a partyís election to require arbitration, each party will, within 30 days, select one arbitrator; and those two arbitrators will, within 30 days thereafter, select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within 30 days, the AAA will, within 30 days thereafter, select the third arbitrator. The decision of the arbitrators will be final and binding, and judgment on the award may be entered in any court of competent jurisdiction. The arbitrators will be bound by the warranties, limitations of liability, and other provisions of this Agreement. Notwithstanding the foregoing, each party may seek injunctive relief in a court of competent jurisdiction, where appropriate, to protect its rights pending the outcome of the arbitration.

6.12. Jurisdiction; Venue; Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of California (irrespective of its choice of law principles). The parties hereby agree that any suit to enforce any provision of this Agreement or arising out of or based upon this Agreement or the business relationship between the parties hereto shall be brought in federal or state court in Orange County, California. Each party hereby agrees that such courts shall have exclusive personal jurisdiction and venue with respect to such party, and each party hereby submits to the exclusive personal jurisdiction and venue of such courts. PinPay reserves the right to change the jurisdiction, venue and governing law upon the assignment of the Agreement to an affiliate located in another jurisdiction.

6.13. Prevailing Partyís Fees. In any dispute among the parties, whether or not resulting in litigation, the party substantially prevailing shall be

entitled to recover from the other party reasonable attorney fees, costs, and expenses; court costs; and other costs of action. For purposes of this Agreement, the terms ìattorney fees or legal counsel feesî or ìattorney fees or legal counsel fees and costsî shall mean the fees and expenses of counsel to the parties and may include, without limitation, printing, copying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians, and others not admitted to the bar but performing services under the supervision of an attorney. These terms shall also include, without limitation, all fees and expenses for appeals, arbitrations, and bankruptcy proceedings. The term ìattorneyî shall have the same meaning as the term ìcounsel,î ìlegal counsel,î and ìbarrister.î This shall also apply in actions brought to enforce or enjoin activities or interrupt the agreement.

6.14. Guaranty. MISO and the principal(s) of MISO (collectively, "Guarantors") hereby jointly and severally guarantee indefeasible payment and performance of all obligations (the "Obligations") of MISO and its principals under this Agreement, as hereafter amended. Guarantorsí obligations under this Section 6.14 are independent of MISO's and principalsí obligations, and a separate action may be brought against Guarantors, whether or not MISO or principals be joined in such action. Guarantors authorize PinPay, without notice, from time to time and without affecting Guarantorsí liability, to modify the Obligations. Guarantors waive: any right to require PinPay to proceed against a Guarantors or pursue any other remedy; any defense arising by reason of any disability or other defense of MISO or any principal, or cessation from any cause of MISO's or any principalís liability; any claim that Guarantorsí obligations exceed MISO's or any principalís; until the Obligations have been paid and performed in full, all rights of subrogation and contribution; and any right to enforce any remedy of PinPay against MISO or any principal.

Guarantors acknowledge that Guarantors shall have sole responsibility for obtaining from MISO and principals information concerning their financial condition. Guarantors agree to pay all attorneys' fees and other legal fees and costs incurred in enforcing this Section or the Obligations, as defined in Section 6.13.

6.15 Bank Relationships. You acknowledge and agree that the cash value in your SoftCard account is not an individualized bank deposit or bank obligation, and is not guaranteed by any bank or financial institution or agency. No interest will be paid on the balances or amounts transferred to your SoftCard account; such balances and amounts are not insured and are not addressed by a bank guarantee. In certain situations the U.S. Federal Deposit Insurance Corporation (FDIC) may insure from loss some or all of the funds in a SoftCard account. The terms and conditions under which such loss coverage occurs and the comprehensiveness of such coverage are subject

to change without notice, administrative and legal interpretations, and other factors.

6.16. Time of Essence. Time is of the essence of this Agreement and all terms, covenants, conditions, and provisions set forth in this Agreement.

6.17. Government Works. No claim is made to any original government works; however, within this PinPay service and product, material, or publication, the following are subject to PinPay copyright: (1) the gathering, compilations, and arrangement of such governmental materials; (2) the electronic or magnetic or optical translation and digital conversion of the data and code, if applicable; (3) the historical, statutory and other notes and references; and (4) the commentary and other materials.

6.18. Effect of Illegality. In the event that this Agreement or any of the obligations undertaken pursuant to it shall have been determined to be unlawful, then this Agreement shall cease without further obligation or recourse to either party, except for the confidentiality obligations.

6.19. Survival. All representations, covenants and warranties shall survive the execution of this Agreement, and sections 1.09, 2.01, 2.02, 3.02, 4.06, 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17 and 6.18 shall survive termination of this Agreement.

6.20. Signature. The signing and binding execution of this Agreement is provided under a separate document, the ìTerms and Acceptance Signature Pageî, which is by reference incorporated into this agreement.

PinPay
Master Independent Sales Organization (MISO)
Merchant Account Sales Agreement
Terms and Acceptance Signature Page

THIS ENGLISH LANGUAGE PINPAY MISO MERCHANT ACCOUNT SALES AGREEMENT, INCLUDING THE PINPAY MISO SERVICES FEE SCHEDULE, THE PINPAY MISO RULES, ALL SCHEDULES AND EXHIBITS, AND AUTHORIZED CHANGES (THE "AGREEMENT") IS A LEGAL AND BINDING AGREEMENT. ANY OTHER VERSIONS, WHETHER IN ENGLISH OR A TRANSLATION TO ANOTHER LANGUAGE, ARE NOT BINDING WORDS OR INTERRUPTIVE MEANINGS OF THE TERMS OR CONDITIONS OF THIS AGREEMENT.

Your signature on an actual or electronic submitted copy of this PinPay MISO Merchant Account Sales Agreement Signature Page is your acknowledgement and full acceptance of the terms and conditions of this AGREEMENT, effective upon the date of acceptance by PinPay.

IN WITNESS THEREOF, acting through their authorized representatives, this Agreement has been duly executed by the parties, effective on the date indicated by the PinPay acceptance signature.

MISO Agreement Signature Page

MISO Acceptance:

Acceptance Date: June 10, 2008

Signed: [signature]

Name (Print): Norman L. Frohreich Title: CEO

MISO Company Name: FullCircle Registry, Inc

Business Address: 161 Alpine Dr

Shelbyville, Ky. 40065

E-Mail: NLFROH@FullCircleRegistry.com

PinPay Acceptance:

Acceptance Date: June 10, 2008

Signed: [signature]

Name (Print): Glenn Gearhart Title: CEO

PinPay Inc.
18700 Main Street, Ste 204A
Huntington Beach, CA 92648
Phone: 714-843-0099
Fax: 714-907-0836
Email: adminteam@pinpay.net

(To complete the Application, deliver this completed and signed four page Signature Document to PinPay Inc.)

PinPay
Master Independent Sales Organization (MISO)
Merchant Account Sales Agreement

Exhibit A

--- Confidential ---

MISO Agreement Compensation Schedule

By reference and incorporation, this MISO Agreement Compensation Schedule is a part of the PinPay Master Independent Sales Organization (MISO) Merchant Account Sales Agreement (the "Agreement"). Merchant Discount Rate (MDR) prices are subject to change. Special pricing may be considered on a case by case basis.

Good and Service Purchasers, Money Transfers and Bill Payments

MISO receives the MDR rate above your costs (the minimum (Min)) subject to the following conditions. MISO must contract with the Merchant for a MDR above the Min and can set the actual Merchant Discount Rate amount at any value above the Min MDR in one and one-hundredths of a percent (0.01); but shall not set a value which exceeds the maximum Max MDR.

PinPay will collect from the Merchant the full MDR amount and pay to the MISO the amount above the Min Merchant Discount Rate.

Type of Merchant	Merchant Discount Rate (MDR) (Percent of total transaction amount) Your Cost **(Min)**	Published Retail **(Max)**
Online Transaction		
In-store Transaction		

"Online" means SoftCard holder is "not present," for the transaction. This occurs when a SoftCard holder (customer) performs an online store purchase transaction or any type of online bill payment. It is any transaction which is not an in-store transaction.

"In-store" means a SoftCard holder is present, occurs in a merchant assisted purchase transition, normally in a brick and mortar or mobile sales site location, and during an in-store bill pay transaction. The receiving PinPay Merchant must be an active participant in the event and the PinPay SoftCard holder must be physically present.

All fees and costs are rounded to the nearest penny (one cent USD). Any amount over the minimum, up to the maximum is earned and paid to the MISO.

Batch Payroll, Interest and Payout Distributions to SoftCard Holders

MISO receives all of the Batch Distribution Payout Fee above your costs (the minimum (Min)) disbursement fee. MISO must contract with the Merchant for a batch distribution

payout fee of at least the Min and can set the actual Batch Distribution Payout Fee amount at any value above the Min, in USD pennies ($0.01); but shall not exceed but shall not set a value which exceeds the maximum (Max) Disbursement Fee.

PinPay will collect from the Merchant the full Batch Distribution Payout Fee and pay to the MISO the amount above the Min Batch Distribution Payout Fee.

Type of Merchant	Disbursement Fee (Per payment delivered to a SoftCard account)	
	Your Cost **(Min)**	Published Retail **(Max)**
Batch Distribution Payout Services (Performed by PinPay batch payout distribution services)		
Payouts		
Individual Credit Return and Single Party Credit Payout (Self Service- Performed by merchant online without PinPay batch payout distribution services)		
Single Credit Payout		

PinPay batch payment distributions to SoftCard holders are provided as an optional customized service. This service provides a PinPay merchant with the ability to rapidly distribute payments or payouts to a multiple number of SoftCard holders. Distribution using this service can be both in-country and worldwide.

To provide this service the Merchant must have adequate capital in the Merchant's SoftCard account; must provide PinPay with the SoftCard account numbers of the receiving SoftCard accounts; the payout amounts to be delivered to each SoftCard holder, plus the disbursement fee for the service.

The collection of any funds, delivery fees or costs by the Merchant from its receiving customers or members for a batch distribution event is solely the responsibility of the Merchant. Such pass-on fees or costs will not be collected by PinPay. Depending upon the complexity of the customized service, PinPay may require a one-time payout service setup fee. PinPay does not compensate MISO for any setup fee, or special cost or fees collected from the Merchant.

All MISO's credits, debits and assets are reported and balances maintained in the MISO's SoftCard account. The management of these assets, including the transfer of funds into and out of the MISO's SoftCard account is via the MISO's online account management service.

****

Revised: 10-24-08

ACAP Security Inc.

MUTUAL NON-DISCLOSURE AGREEMENT

COMMITMENT DATE: May 20, 2009

This Non-Disclosure Agreement (the "Agreement") is entered into and made effective as of the date set forth above, by and between ACAP Security Inc., a California corporation, (hereinafter "ACAP"), and the Participant identified below (hereinafter "Participant") and applies worldwide. Unless the Participant indicates that this Agreement will apply to the Participant's entire company or only to a specific division or location of a company, this Agreement will apply to the Participant.

THE PARTIES AGREE AS FOLLOWS:

1. Protected Information Transmittal Form. The sensitive, confidential, proprietary and trade secret information of the disclosing party (hereinafter "Protected Information") provided hereunder is that information described in the Protected Information Transmittal Record ("PITR") executed from time to time hereafter. PITRs are subject to the terms of this Agreement. The parties, prior to the disclosure of Protected Information, will execute PITRs. All information described in a PITR and marked with a "protected," "confidential," "proprietary," or similar legend, will be deemed Protected Information. All Protected Information received from the disclosing party will be in tangible form. To be considered Protected Information, verbal disclosures must be reduced to writing, marked with a "protected," "confidential," "proprietary," or similar legend and delivered to the receiving party within thirty (30) days immediately following such verbal disclosure, unless such verbal data is covered by previously provided written Protected Information. The PITR will indicate the disclosing party, a description of the Protected Information disclosed, the names of the representatives of the parties executing the PITR and the date when the disclosures covered by the PITR commenced.

2. Obligations of Receiving Party. The receiving party will not disclose Protected Information to any third party without the prior written approval by the disclosing party. ACAP and Participant may disclose Protected Information as defined herein to their subsidiaries, parent and sister companies, provided each such entity agrees to the terms of this Agreement, has a need-to-know, such Protected Information in order to pursue the business arrangements jointly contemplated by the parties hereto, and the receiving party agrees to be liable for the breach of compliance herewith by any such entity. The receiving party will maintain the Protected Information with at least the same degree of care that the receiving party uses to protect its own Protected Information. The receiving party will neither disclose nor copy Protected Information except as necessary for its employees' and staffs' use for the purposes of pursuing the business arrangements jointly contemplated by the parties hereto. Any copies of the Protected Information that are made by and on behalf of the receiving party will be identified as belonging to the disclosing party and marked "protected," "confidential," "proprietary," or with a similar legend.

3. Period of Non-Assertion. Unless a shorter period is stated in the applicable PITR, the disclosing party will not assert any claims against the receiving party for disclosures of Protected Information made by and on behalf of the receiving party more than five (5) years immediately following the date of the PITR.

4. Termination of Obligation of Confidentiality. The receiving party will not be liable for the disclosure of any Protected Information that is:

(a) in or hereafter enters the public domain other than by a breach of this Agreement on the part of the receiving party; or
(b) rightfully received by and on behalf of the receiving party from a third party without any obligation of security or protection to the disclosing party; or
(c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party; or

(d) independently developed by employees, staff members, or others working on behalf of the receiving party; or
(e) generally made available to third parties by the disclosing party without restriction on disclosure, or
(f) required by law to be disclosed by the receiving party, providing that the receiving party gives the disclosing party prompt notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the information from public disclosure; or
(g) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure.

5. Title. Title or the right to possess Protected Information as between the parties will remain in the disclosing party.

6. No Obligation of Disclosure. Neither party has any obligation to disclose Protected Information to the other. Either party may, at any time, (a) cease providing Protected Information to the other party without any liability, and /or (b) request in writing return of Protected Information previously disclosed.

7. Termination and Duty to Return. Either party may terminate this Agreement at any time without cause upon written notice to the other party. However, all obligations of security and protection shall survive the termination of this Agreement throughout the period specified in Section 3. In the event this Agreement is terminated, and the disclosing party so requests in writing, the receiving party will promptly return or destroy (and certify destruction of) all Protected Information which it received from the disclosing party along with all copies and all derivate copies which were made.

8. General Terms.

(a) This Agreement is neither intended to, nor will it be construed as, creating a joint venture, partnership or other form of business association between the parties, nor an obligation to buy or sell products using or incorporating the Protected Information, nor as creating an implied or express license grant from either party to the other.

(b) The failure of either party to enforce any right resulting from breach of any provision of this Agreement by the other party will not be deemed a waiver of any right relating to a subsequent breach of such provision or of any other right hereunder.

(c) This Agreement will be governed by the laws of the State of California, USA. The signing party has authority to sign on behalf of any participating organization or entity.

(d) This Agreement, any accompanying PITR and PITRs, executed from to time hereafter, which incorporate the terms of this Agreement, constitute the entire agreement, written and verbal, between the parties with respect to the disclosure(s) of Protected Information described in each PITR. This Agreement may not be amended except in writing signed by a duly authorized representative of both parties. Any other agreements between the parties, including non-disclosure agreements, will not be affected by this Agreement.

AGREED:
ACAP Security Inc. (ACAP)
18700 Main Street, Suite 204A
Huntington Beach, CA 92648

[signature]
Signature
Glenn Gearhart, CEO
Print Name/Title

AGREED: Participant
Name: Full Circle Registry, Inc
Address: 161 Alpine Dr.
City/State: Shelbyville, Ky 4006

[signature]
Signature of Authorized Party
Norman L. Frohreich CEO
Print Name/Title

ACAP Security Inc.
MUTUAL NON-DISCLOSURE AGREEMENT

Protected Information Transmittal Form

Adding to and Amending the current
** Protected Information Transmittal Record (PITR) **

TRANSMITTAL DATE: See Below **PITR NUMBER: One**

THE PARTIES AGREE AS FOLLOWS:

The sensitive, confidential, proprietary and trade secret information of the disclosing party (hereinafter "Protected Information") provided herewith is part of the Protected Information Transmittal Record ("PITR") submitted from time to time. This PITR is a part of and subject to the terms of the Non Disclosure Agreement (NDA) between the parties. All information described in this PITR and marked with a "protected," "confidential," "proprietary," or similar legend, will be deemed Protected Information.

Undersigned participating party's proprietary data and operations addressing design, development and test, operations and other confidential, trade secrets and proprietary information in printed, electronic, oral and in other media formats, including programs, technology and confidential data associated with operations.

ACAP Security Inc. proprietary data addressing products and services, marketing, design, development and test, operations and other confidential, trade secrets and proprietary information in printed, electronic, oral and in other media formats. Plus all confidential data and communications associated with the ppn Technology™ (personal private network technology), ppnSECURE; and the secure user interface technology generally referred to as ACAS Technology™ (access control and authentication system technology): all PIN debit technology, online payment technology, the PINPAY system and network, SoftCard service, multi-factor authentication technology, SoftCard system and PIN-SECURE activities and technology.

[signature] 5/20/09
Signature Date

NORMAN L. FROHREICH
Printed Name

[signature] 5/20/09
Signature Date

Glenn Gearhart
Printed Name